Exhibit 99.5

SERVICING AGREEMENT

among

SALLIE MAE, INC.,
as Servicer,

SALLIE MAE, INC.,
as Administrator,

SLM STUDENT LOAN TRUST 2005-4,

CHASE BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Eligible Lender Trustee

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity
but solely as Indenture Trustee

Dated as of May 19, 2005

Servicing Agreement

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		Page

Section 4.4	Limitation on Liability of Servicer	14
Section 4.5	Sallie Mae, Inc. Not to Resign as Servicer	15

	ARTICLE V

Section 5.1	Servicer Default	15
Section 5.2	Appointment of Successor	16
Section 5.3	Notification to Noteholders	17
Section 5.4	Waiver of Past Defaults	17

	ARTICLE VI

Section 6.1	Amendment	18
Section 6.2	Notices	18
Section 6.3	Counterparts	20
Section 6.4	Entire Agreement; Severability	20
Section 6.5	Governing Law	20
Section 6.6	Relationship of Parties	20
Section 6.7	Captions	20
Section 6.8	Nonliability of Directors, Officers and Employees of Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator	20
Section 6.9	Assignment	21
Section 6.10	Limitation of Liability of Eligible Lender Trustee and Indenture Trustee	21

Attachment A	Schedule of Fees
Attachment B	Servicer Locations
Attachment C	Reports

Appendix A	Definitions and Usage

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SERVICING AGREEMENT

     Sallie Mae, Inc. (in such capacity, the “Servicer”), a Delaware corporation, hereby agrees with (i) SLM Student Loan Trust 2005-4 (the “Issuer”), (ii) Chase Bank USA, National Association, a national banking association, not in its individual capacity but solely in its capacity as eligible lender trustee (the “Eligible Lender Trustee”) under a trust agreement dated as of March 30, 2005 between SLM Funding LLC and the Eligible Lender Trustee, as amended and restated by an amended and restated trust agreement dated as of May 19, 2005 (the “Trust Agreement”) among SLM Funding LLC, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, not in its individual capacity but solely in its capacity as the indenture trustee (the “Indenture Trustee”), under an indenture (the “Indenture”) dated as of May 1, 2005 among the Issuer, the Eligible Lender Trustee and the Indenture Trustee, (iii) the Indenture Trustee and (iv) Sallie Mae, Inc., not in its individual capacity but solely in its capacity as administrator (in such capacity, the “Administrator”) under the Administration Agreement as follows:

     WHEREAS, the Eligible Lender Trustee will acquire certain education loans to be held in the trust formed pursuant to the Trust Agreement;

     WHEREAS, the Issuer will issue notes (the “Notes”) pursuant to the Indenture, which Notes are payable from the assets of the Issuer; and

     WHEREAS, the Issuer, the Administrator and the Eligible Lender Trustee desire the Servicer to service the education loans held by the Eligible Lender Trustee on behalf of the Issuer, and the Servicer is willing to service those education loans for the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Article I

Section 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

Article II

Section 2.1 Custody of Trust Student Loan Files. To assure uniform quality in servicing the Trust Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (collectively the “Trust Student Loan Files”) which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:

(a)	the original fully executed copy of the note (or all electronic records evidencing the same) evidencing the Trust Student Loan; and

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(b)	any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any obligor with respect thereto.

Section 2.2 Duties of Servicer as Custodian. The Servicer shall hold the Trust Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to similar student loans that the Servicer services on behalf of SLM Corporation or any of its Affiliates and shall ensure that it fully complies with all applicable Federal and state laws, including the Higher Education Act, with respect thereto. The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping with respect to the Servicer’s obligations as custodian hereunder. The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Trust Student Loan Files. If in the reasonable judgment of the Eligible Lender Trustee it is necessary to preserve the interests of the Noteholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Eligible Lender Trustee, the Indenture Trustee or any other custodian for either of them designated by the Eligible Lender Trustee.

Section 2.3 Maintenance of and Access to Records. The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee. Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

Section 2.4 Release of Documents. Upon written instruction from the Indenture Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee’s agent, or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable. The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files. In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files. The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the

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related Trust Student Loan Files to the extent the losses are attributable to the Servicer’s inability to have access to the related Trust Student Loan Files.

Section 2.5 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

Section 2.6 [RESERVED].

Section 2.7 Effective Period and Termination. Sallie Mae, Inc.’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Sallie Mae, Inc. shall remain the Servicer hereunder. If Sallie Mae, Inc. or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Sallie Mae, Inc. or any such successor Servicer shall have been terminated under Section 5.1, the appointment of Sallie Mae, Inc. or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination. On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee’s agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate. In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.

Article III

Section 3.1 Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to similar student loans that it services on behalf of SLM Corporation or any of its Affiliates, beginning on the Closing Date until the Trust Student Loans are paid in full. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans (including the collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreements, the failure to comply with which would adversely affect the eligibility of one or more of the Trust Student Loans for Federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Trust Student Loans for receipt of Guarantee Payments.

     The Servicer’s duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers’ status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting

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for collections and furnishing monthly statements with respect thereto to the Administrator and the Issuer. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of a Trust Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee provided, however, that the Servicer may write off any delinquent Trust Student Loan if the remaining balance of the borrower’s account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Servicer shall not agree to any reduction of yield with respect to any Trust Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted in accordance with Section 3.12 or otherwise if, and to the extent, the Excess Distribution Certificateholder, the Depositor, the Servicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Servicer consistent with such customary servicing procedures as it follows with respect to comparable student loans which it services on behalf of the SLM Corporation or any of its Affiliates. The Eligible Lender Trustee, on behalf of the Issuer, hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Subsidy Payments and Special Allowance Payments and taking any steps to enforce such Trust Student Loans such as commencing a legal proceeding to enforce a Trust Student Loan in the names of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, and the Noteholders. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     During the Consolidation Loan Add-On Period, the Servicer shall, upon receiving a Request to Add Loans to a Federal Consolidation Loan (Federal Family Education Loan Program) cause the Indenture Trustee to remit payment for such Add-On Consolidation Loan(s) to the applicable lender(s) in an amount equal to the outstanding principal balance of such Add-On Consolidation Loan(s), plus accrued and unpaid interest, if any, to the extent of sufficient amounts on deposit in the Add-On Consolidation Loan Account. The Servicer shall also cause the related Schedule of Trust Student Loans to be revised to reflect the addition of any Add-On Consolidation Loans to the Trust Estate.

Section 3.2 Collection of Trust Student Loan Payments.

     A. The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become

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due and shall follow such collection procedures as it follows with respect to similar student loans that it services on behalf of SLM Corporation or any of its Affiliates. The Servicer shall allocate collections with respect to the Trust Student Loans between principal, interest and fees in accordance with Section 2.5 of the Administration Agreement. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan. The Servicer may, at its option, retain any late payment charges that it collects.

     B. The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of SLM Corporation or any of its Affiliates. In connection therewith, the Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Trust Student Loan File representing any Trust Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement. All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. The Eligible Lender Trustee shall, upon the written request of the Servicer, furnish the Servicer with any power of attorney and other documents necessary or appropriate to enable the Servicer to convey such documents to any Guarantor and to make such claims.

     C. The Servicer on behalf of the Eligible Lender Trustee shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to similar student loans that it services on behalf of the SLM Corporation or any of its Affiliates. All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Servicer to prepare and file such claims forms and other documents and filings.

Section 3.3 Realization upon Trust Student Loans. For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of SLM Corporation or any of

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its Affiliates and including all efforts that may be specified under the Higher Education Act or Guarantee Agreement in its servicing of any delinquent Trust Student Loans.

Section 3.4 No Impairment. The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, or Noteholders in such Trust Student Loans.

Section 3.5 Purchase of Trust Student Loans; Reimbursement.

     A. The Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.1, 3.2, 3.3 or 3.4 which has a material adverse effect on the interest of the Issuer. In the event of such a material breach which is not curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, the Servicer shall purchase the affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. In the event of a material breach with respect to such Trust Student Loan which is curable by reinstatement of the Guarantor’s guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, the Servicer shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period. The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued and unpaid interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan. In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.5, the Servicer shall remit the Purchase Amount to the Administrator in the manner and at the time specified in Section 2.6 of the Administration Agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor’s obligation to guarantee payments of a Trust Student Loan will not be considered to have a material adverse effect for purposes of this Section 3.5A.

     B. In addition, if any breach of Section 3.1, 3.2, 3.3 or 3.4 by the Servicer does not trigger such purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest (or any obligation of the Issuer to repay such interest to a Guarantor), or the loss (including any obligation of the Issuer to repay to the Department) of Interest Subsidy Payments and Special Allowance Payments, with respect to any Trust Student Loan affected by such breach, then the Servicer shall reimburse the Issuer in an amount equal to the sum of all such nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for such breach by the Servicer and such forfeited Interest Subsidy Payments or Special Allowance Payments by netting such sum against the Servicing Fee payable to the Servicer for such period and remitting any additional amounts owed in the manner specified in Section 2.6 of the Administration Agreement not later than (i) the last day of the next Collection Period ending not less than 60 days from the date of the Guarantor’s refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments, or (ii) in the case where the Servicer reasonably believes such amounts are likely to be collected,

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not later than the last day of the next Collection Period ending not less than 360 days from the date of the Guarantor’s refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments. At the time such payment is made, the Servicer shall not be required to reimburse the Issuer for interest that is then capitalized, however, such amounts shall be reimbursed if the borrower subsequently defaults and such capitalized interest is not paid by the Guarantor.

     C. Anything in this Section 3.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Servicer or the Depositor, exceeds 1% of the Pool Balance, the Servicer or the Seller, as appropriate, shall purchase, within 30 days of a written request of the Eligible Lender Trustee or Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Trust Student Loans is less than 1% of the Pool Balance. The Trust Student Loans to be purchased by the Servicer or the Depositor pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 3.5) with the Trust Student Loans with the earliest such date to be purchased first.

     D. In lieu of repurchasing Trust Student Loans pursuant to this Section 3.5, the Servicer may, at its option, with the prior consent of the Administrator, arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

(1)	status (i.e., in-school, grace, deferment, forbearance or repayment),

(2)	program type (i.e., unsubsidized or subsidized Consolidation Loans (pre-1993 vs. post-1993)),

(3)	school type,

(4)	total return,

(5)	principal balance, and

(6)	remaining term to maturity.

In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties made by the Depositor in the Sale Agreement. In choosing Student Loans to be substituted pursuant to this subsection D, the Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders.

     In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.5 and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted. The Servicer shall also remit to the Administrator an amount equal to all nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for the breach of the Servicer and forfeited Interest Subsidy Payments and Special Allowance Payments with respect

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to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement.

     E. The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders with respect to a breach pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be to require the Servicer to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to this Section.

     F. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.5.

     G. The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters). The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

Section 3.6 Primary Servicing Fee; Carryover Servicing Fee. The Primary Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment A. Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.8(j) of the Administration Agreement.

Section 3.7 Access to Certain Documentation and Information Regarding Trust Student Loans. Upon reasonable prior notice, the Servicer shall provide to the Administrator and its agents access to the Trust Student Loan Files and shall permit the Administrator to examine and make copies of, and abstracts from, the records and books of account of the Servicer relating to the Trust Student Loans and shall permit the Administrator to undertake periodic site reviews of the Servicer’s operations relating to the servicing of the Trust Student Loans (including on the premises of any agent of the Servicer). Reasonable access shall be afforded to the Administrator without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

Section 3.8 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator, provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided hereunder, whether due to changes in

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applicable governmental regulations, Guarantor program requirements or regulations or postal rates. Notwithstanding anything to the contrary contained herein, the Servicer may, at its option, collect fees from the Borrowers in connection with sending payment histories and amortization schedules to Borrowers, faxing documents to Borrowers, providing credit reference letters to Borrowers, providing a “speed pay” payment option to Borrowers and for other similar optional services requested by a Borrower and may retain such fees. The Servicer may also, at its option, collect fees from Borrowers for returned check processing or other insufficient fund transactions and may assess such fees from the Borrower’s Trust Student Loan payment and retain such fees.

Section 3.9 Appointment of Subservicer. The Servicer may at any time, upon the written consent of the Administrator, appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the Trust Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Student Loans. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Noteholders shall have any responsibility therefor. With respect to satisfying the Rating Agency Condition referred to above, the term “subservicer” shall be deemed not to include systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

Section 3.10 Reports. With respect to Trust Student Loans, the Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, unless otherwise noted, at the specified times:

(a)	The reports and data listed in Attachment C, at the times indicated in the attachment;

(b)	Within 30 days following the end of each calendar quarter, to the Department, owner’s request for interest and Special Allowance Payments (ED 799);

(c)	To credit bureaus selected by Servicer, credit bureau reporting in accordance with the Higher Education Act;

(d)	At any time the Eligible Lender Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) Business Days of receipt of a request therefor, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower loan identification number, type and outstanding principal balance) and

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any additional information requested relating to the Trust Student Loans; and

(e)	From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.

Section 3.11 Covenants and Agreements of the Issuer, Administrator, Eligible Lender Trustee and Servicer. The Issuer, the Administrator, the Servicer and the Eligible Lender Trustee each agree that:

     A. Any payment and any communications received at any time by the Issuer, Administrator and the Eligible Lender Trustee with respect to a Trust Student Loan shall be immediately transmitted to the Servicer. Such communications shall include, but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

     B. The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as the Servicer continues to service the Trust Student Loans in conformance with the requirements herein. The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator, which consent will not be unreasonably withheld. Each written request for consent by the Servicer shall be acted upon promptly by the Administrator. Anything in this paragraph B to the contrary notwithstanding, the Servicer will not be required to request the consent of the Administrator with respect to any changes in the Servicer’s servicing system and operations which the Servicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

     C. The Eligible Lender Trustee will furnish the Servicer with a copy of any and all Guarantee Agreements relating to the Trust Student Loans serviced hereunder.

     D. The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by SLM Corporation or any of its Affiliates with communications sent to a borrower.

     E. The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the Purchase Amount.

     F. The Servicer shall arrange for the sale of a Trust Student Loan to VG Funding (or the seller from which VG Funding originally purchased such Trust Student Loan), SLM ECFC or another Affiliate of SLM Corporation, as applicable, upon receipt by the Servicer of an executed consolidation loan application from the borrower of the related Trust Student Loan or a request from the borrower to add additional loans to such Trust Student Loan as permitted under the Higher Education Act. The sale price for such Trust Student Loan shall equal the Purchase Amount.

Servicing Agreement

Section 3.12 Special Programs. The Servicer shall offer borrowers of the Trust Student Loans all special programs (e.g., Great Returnssm, Great Rewardssm and Direct Repay), whether or not in existence as of the date of this Agreement, generally offered to the obligors of similar loans owned by SLM Corporation or any of its Affiliates and serviced by the Servicer; provided, however, to the extent any such program is not required by the Higher Education Act and effectively reduces the borrower interest rate or principal balances on the Trust Student Loans, such special program shall be applied to the Trust Student Loans only if and to the extent the Issuer receives payment from the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator or any other Affiliate of SLM Corporation (and the Servicer receives notice of such payment) in an amount sufficient to offset such effective yield reductions. Each of the Excess Distribution Certificateholder, the Depositor, the Servicer, the Administrator and any other Affiliate of SLM Corporation shall be deemed to be a third party beneficiary of this Section 3.12 and shall make appropriate arrangements to compensate the Servicer for increased costs associated with material changes to existing special programs or the implementation and support of any new special programs.

Section 3.13 Financial Statements. At any time that the Servicer is not an Affiliate of the Administrator, the Servicer shall provide to the Indenture Trustee and the Administrator (a) as soon as possible, and in no event more than 120 days after the end of each fiscal year of the Servicer, audited financials as at the end of and for such year and (b) as soon as possible, and in no event more than 30 days after the end of each quarterly accounting period of the Servicer, unaudited financials as at the end of and for such period.

Section 3.14 Insurance. The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

Section 3.15 Administration Agreement. The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.

Section 3.16 Lender Identification Number. The Eligible Lender Trustee may permit trusts, other than the Issuer, established by the Depositor to securitize student loans, to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph. In such event, the Servicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Student Loans and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer. Any amounts assessed against payments due from the Department to the Issuer as

Servicing Agreement

a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

Section 3.17 Privacy and Information Security Provisions. With respect to information that is “non-public personal information” (as defined in the GLB Regulations) that is disclosed or provided by the Trust (or on the Trust’s behalf) to the Servicer in connection with this Agreement, or any Basic Document to which the Servicer is a party, the Servicer agrees, subject to the terms hereof and the limitations of liability set forth herein, that in performing its obligations under this Agreement, the Servicer shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third-party processor or servicer (or subcontractor) under the GLB Regulations and other applicable federal consumer privacy laws, rules, and regulations. Without limiting the foregoing, the Servicer agrees that:

(i)	the Servicer is prohibited from disclosing or using any “non-public personal information” (as defined in the GLB Regulations) disclosed or provided by the Trust or on the Trust’s behalf to the Servicer, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes; and

(ii)	the Servicer has implemented and will maintain an information security program designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information, Final Rule (12 CFR Part 30, Appendix B) and the Federal Trade Commission’s Standards for Safeguarding Customer Information (16 CFR Part 314).

Article IV

Section 4.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Trust Student Loans and appointing the Servicer as servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

     A. Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation formed under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Trust Student Loans and to hold the Trust Student Loan Files as custodian.

Servicing Agreement

     B. Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Trust Student Loans as required by this Agreement) shall require such qualifications.

     C. Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary action. No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.

     D. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

     E. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the bylaws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

     F. No Proceedings. There are no proceedings or investigations pending, or, to the Servicer’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes.

Section 4.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

     The Servicer shall pay for any loss, liability or expense, including reasonable attorneys’ fees, that may be imposed on, incurred by or asserted against the Issuer or the Eligible Lender Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its

Servicing Agreement

obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer. Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

     For purposes of this Section, in the event of the termination of the rights and obligations of Sallie Mae, Inc. (or any successor thereto pursuant to Section 4.3) as Servicer pursuant to Section 5.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.2.

     Liability of the Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

Section 4.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer hereby agrees that, upon (a) any merger or consolidation of the Servicer into another Person, (b) any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or (c) any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall (i) cause such Person (if other than the Servicer) to execute an agreement which states expressly that such Person assumes every obligation of the Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

Section 4.4 Limitation on Liability of Servicer. The Servicer shall not be under any liability to the Issuer, the Noteholders, the Administrator, the Eligible Lender Trustee or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not

Servicing Agreement

protect the Servicer against its obligation to purchase Student Loans from the Trust pursuant to Section 3.5 hereof or to pay to the Trust amounts required pursuant to Section 3.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders. To the extent that the Servicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Trust Student Loans, the Issuer shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer not arising out of or relating to the failure of the Servicer to comply with the terms of this Agreement.

Section 4.5 Sallie Mae, Inc. Not to Resign as Servicer. Subject to the provisions of Section 4.3, Sallie Mae, Inc. shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement are no longer permissible under applicable law. Notice of any such determination permitting the resignation of Sallie Mae, Inc. shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Sallie Mae, Inc. in accordance with Section 5.2.

Article V

Section 5.1 Servicer Default. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(1)	any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or five Business Days after discovery of such failure by an officer of the Servicer; or

Servicing Agreement

(2)	any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which the Servicer is a signatory, which failure shall (i) materially and adversely affect the rights of the Indenture Trustee, on behalf of the Noteholders, or the Noteholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Servicer, and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders representing at least a majority of the Outstanding Amount of the Notes; provided, however, that any breach of Sections 3.1, 3.2, 3.3 or 3.4 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its repurchase and reimbursement obligations under Section 3.5; or

(3)	an Insolvency Event occurs with respect to the Servicer; or

(4)	any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.5 and Section 4.2) of the Servicer under this Agreement. As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 5.2. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

Section 5.2 Appointment of Successor.

     A. Upon receipt by the Servicer of notice of termination pursuant to Section 5.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor

Servicing Agreement

Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Sallie Mae, Inc. In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

     B. Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that the successor Servicer shall assume no liability or responsibility for any acts, representations, obligations and covenants of any predecessor Servicer prior to the date that the successor Servicer becomes Servicer hereunder.

     C. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

Section 5.3 Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

Section 5.4 Waiver of Past Defaults. The Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default

Servicing Agreement

arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Article VI

Section 6.1 Amendment.

     A. This Agreement may be amended by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders, to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

     B. This Agreement may also be amended from time to time by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

     It shall not be necessary for the consent of Noteholders pursuant to this clause B, to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution of any amendment to this Agreement (or, in the case of the Rating Agencies, fifteen days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment to the Indenture Trustee and each of the Rating Agencies.

     Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

Section 6.2 Notices. All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such

Servicing Agreement

other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Servicer, to:

Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attn: Senior Vice President, Servicing

If to the Issuer, to:

SLM Student Loan Trust 2005-4
c/o Chase Bank USA, National Association
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713
Attn: Corporate Trust Dept.

with a copy to:

JPMorgan Chase Bank, N.A.
450 West 33rd Street, 15th Floor
New York, New York 10001
Attn: Structured Finance Services

If to the Administrator, to:

Sallie Mae, Inc.
12061 Bluemont Way
Reston, Virginia 20190
Attn: ABS Administration

If to the Eligible Lender Trustee, to:

Chase Bank USA, National Association
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713
Attn: Corporate Trust Dept.

with a copy to:

JPMorgan Chase Bank, N.A.
4 New York Plaza
New York, New York 10004
Attn: Structured Finance Services

Servicing Agreement

If to the Indenture Trustee, to:

Deutsche Bank Trust Company Americas
Attn: Trust & Securities Services/Structured Finance Services
60 Wall Street, 26th Floor
Mailstop NYC60-2606
New York, New York 10005

Section 6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

Section 6.4 Entire Agreement; Severability. This Agreement constitutes the entire agreement among the Issuer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

     If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 6.5 Governing Law. The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

Section 6.6 Relationship of Parties. The Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 6.7 Captions. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 6.8 Nonliability of Directors, Officers and Employees of Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator. No member of the board of directors or any officer, employee or agent of the Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

Servicing Agreement

Section 6.9 Assignment. This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 hereof. This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and 4.6 of the Administration Agreement.

Section 6.10 Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

     A. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Chase Bank USA, National Association, not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Chase Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Eligible Lender Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

     B. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee, and in no event shall Deutsche Bank Trust Company Americas have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

Servicing Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of May 19, 2005.

SALLIE MAE, INC.,
as Servicer

By:	/S/	J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Senior Vice President

SALLIE MAE, INC.,
as Administrator

By:	/S/	J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Senior Vice President

SLM STUDENT LOAN TRUST 2005-4

By: CHASE BANK USA,
NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Eligible Lender Trustee

By:	/S/	JOHN J. CASHIN
	Name:	John J. Cashin
	Title:	Vice President

Servicing Agreement

CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Eligible Lender Trustee under an Amended and Restated Trust Agreement, dated as of May 19, 2005, among SLM Funding LLC, Chase Bank USA, National Association, in its capacity as Eligible Lender Trustee and Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee

By:	/S/	JOHN J. CASHIN
	Name:	John J. Cashin
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee under an Indenture, dated as of May 1, 2005, among SLM Student Loan Trust 2005-4, Chase Bank USA, National Association, not in its individual capacity but solely as the Eligible Lender Trustee, and Deutsche Bank Trust Company Americas, in its capacity as Indenture Trustee

By:	/S/	MICHELE H.Y. VOON
	Name:	Michele H.Y. Voon
	Title:	Assistant Vice President

Servicing Agreement

ATTACHMENT A

SCHEDULE OF FEES

     The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the “Servicing Fee”). The “Primary Servicing Fee” for any month is an amount equal to the sum of 1/12th of 0.50% of the outstanding principal amount of the Trust Student Loans as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the 25th day of each month (or, if any such date is not a Business Day, on the next succeeding Business Day), commencing on June 25, 2005 (each, a “Monthly Servicing Payment Date”). The “Carryover Servicing Fee” will be payable out of Available Funds in accordance with Section 2.8(k) of the Administration Agreement on each Distribution Date and is the sum of (a) the amount of certain increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.8 of the Servicing Agreement, (b) any Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (c) any amounts described in (a) and (b) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S. Treasury Department and (b) 2.00%.

     “Interest Period” shall mean the period from each Distribution Date through the day before the next Distribution Date. The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of all senior amounts payable prior to clause (k) of Section 2.8 of the Administration Agreement. On the June 2005 Monthly Servicing Payment Date, the Servicer shall receive a pro rata portion of the Primary Servicing Fee for the number of days in May from, and including, the Closing Date.

     Servicer will be paid a fee (“Conversion Fee”) for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer’s system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.5 of this Agreement. The Conversion Fee is equal to the greater of $17.00 per account or the Servicer’s verifiable costs plus 15%.

     Servicer will be paid a fee (“Transfer Fee”) for any Trust Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer’s system (regardless of the owner) unless (i) such Trust Student Loans are being removed or added to the Trust in order to comply with the Servicer’s purchase/substitution obligation under Section 3.5 of this Agreement, (ii) such Trust Student Loans are being removed pursuant to Section 3.11F of this Agreement, (iii) such Trust Student Loans are being added to the Trust pursuant to Section 2.10(d) of the Administration Agreement or (iv) such Trust Student Loans are being supplemented by Add-On Consolidation Loans pursuant to Section 2.10(e) of the Administration Agreement. The Transfer Fee is equal to $4.00 per account transaction.

     Servicer will be paid a fee (“Removal Fee”) for performing all activities required to remove a Trust Student Loan from the Servicer’s system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.1 of this Agreement. The Removal Fee is equal to $10.00 per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.

ATTACHMENT B

LOCATIONS

Loan Servicing Center/Florida
P.O. Box 2975
Panama City, Florida 32402-2975
(904) 271-9207

Loan Servicing Center/Indianapolis
11100 USA Parkway
Fishers, Indiana 46038
(317) 849-6510

Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania 18706
(717) 821-3600

Loan Servicing Center/Texas
777 Twin Creek Drive
Killeen, Texas 76543
(817) 554-4500

Western Regional Center (Nevada)
10550 W. Charleston Blvd.
Las Vegas, Nevada 89135
(702) 804-8437

ATTACHMENT C

REPORTS

1.	CLASS Report 800 — Monthly activity summary report

2.	CLASS Report 801 — Monthly average/ending balance report

3.	CLASS Report 802 — Monthly activity detail

4.	CLASS Report 803 — Monthly conversion/removal summary

5.	CLASS Report 807 — Monthly delinquency aging report

6.	CLASS Report 810 — Monthly characteristics summary

7.	CLASS Report 866 — Monthly average/ending balance offset fee report

8.	CLASS Report 882 – Borrower Benefit Report

9.	Monthly Cash Reconciliation Report

10.	Quarterly ED799 billing (prepared from CLASS Reports 824, 825, 827, 828 and 829; supporting detail CLASS Reports 865, 868, 870 and 871; and the OE799 SAS library)

11.	Portfolio Characteristics, Financial Activity, Quarterly calculation of Accrued Interest to be capitalized, Delinquency Detail and Claims extracts.